UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2003

ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation or Organization)		Number)

2727 North Loop West
Houston, Texas		77008-1037
(Address of Principal Executive Offices)		(Zip Code)

(713) 880-6500
(Registrant’s Telephone Number, including Area Code)

Item 5.	Other Events.

        On December 10, 2003, Enterprise Products Partners L.P. (the “Partnership”) and its general partner Enterprise Products GP, LLC (“GP LLC”) restructured the general partner ownership of the Partnership’s principal operating subsidiary partnership, Enterprise Products Operating L.P. ("EPOLP"), to cause EPOLP to be wholly-owned by the Partnership. The purpose of the restructuring was to simplify and reduce the cost of compliance with the Securities and Exchange Commission rules related to financial reporting requirements of subsidiaries. As a result of the restructuring, EPOLP became exempt from the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934 pursuant to Rule 12h-5 thereunder.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits.

3.1	Reorganization Agreement, dated as of December 10, 2003, among Enterprise Products Partners L.P., Enterprise Products Operating L.P., Enterprise Products GP, LLC and Enterprise Products OLPGP, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

	By:	Enterprise Products GP, LLC,
as General Partner

Date: December 10, 2003		By:	/s/ Michael J. Knesek
		Name:	Michael J. Knesek
		Title:	Vice President, Controller and
Principal Accounting Officer
of the General Partner